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                                                                    EXHIBIT 23.4

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Alrenco, Inc. and to the incorporation by reference therein of our report dated November 4, 1996 with respect to the financial statements of Action TV & Appliance Rental, Inc. for the year ended December 31, 1995 included in the Registration Statement (Form S-4 No. 333-44451) of Alrenco, Inc. filed with the Securities and Exchange Commission.



                                ERNST & YOUNG LLP




Dallas, Texas
May 12, 1998



                                  Ex. 23.4 -- 1